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                                                                   EXHIBIT 99.1


For Immediate Release - Thursday, July 28, 2005

           X-CHANGE CORPORATION RE-ACQUIRES AIRGATE TECHNOLOGIES, INC.

         DALLAS--(Business Wire)--July 28, 2005. The X-Change Corporation (OTC Bulletin Board: XCHC) has completed the acquisition of AirGATE Technologies, Inc., an early-stage company specializing in radio frequency identification
(RFID), wireless and intelligent, sensor technology.

         In September 2004, to focus on opportunities in the oil and gas industry, the X-Change Corporation sold its former interest in AirGATE, an RFID Company, to the company's employees. The X-Change Corporation received 3.5 Million shares of its common stock and retained a percentage interest in AirGATE projects under development.

         In December 2004, AirGATE received a purchase order from a Fortune 1000 technology company with interests in the oil and gas industry for the development of a radio frequency enabled tool. Phase I is complete and the customer and AirGATE are evaluating the results, and expect further testing in the near future in Phase II of the project. AirGATE and its customer have filed two patent applications based on the system and technology.

         With a keen interest in the oil industry and AirGATE's development of oil field technology and its potential, a decision was made by X-Change Corporation executives and board members to re-acquire AirGATE. In exchange for AirGATE, X-Change Corporation issued 10,000,000 shares of its common stock to the shareholders of AirGATE.

         In addition to its work in the petroleum industry, AirGATE has continued research and development on its child safety seat "Smart Buckle" technology and has conducted RFID tests in aerospace, medical instruments and automotive component re-manufacture with leaders in those industries.

         In conjunction with the acquisition of AirGATE, Charles Stidham has resigned as Chief Executive Officer and director at X-Change Corporation, and Dean Elliot resigned as President of the Company. Michael L. Sheriff takes on the new position as Chairman and Chief Executive Officer at X-Change Corporation. Scott R. Thompson remains as CFO, Treasurer and will replace Mark Pierce as Secretary. Mr. Thompson also remains a director, and Robert Barbee continues as a director and President of the Company's oil and gas subsidiary. Additional information is available in the Company's 8K filing.

         The new management team has evaluated and will continue to appraise the prior activities of the X-Change Corporation.

         "Just as AirGATE has focused its efforts on technology services with an emphasis in the oil and gas industry, it is important that the X-Change Corporation focus its energies on proven opportunities as well," said Sheriff. "In reviewing past information and records, we believe that

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X-Change continued...

information released on financial projections, reserves and potential opportunities may have been overly optimistic. In addition, we continue to evaluate the opportunities in Cambodia, but have not yet established a permanent presence in that country. Over the next ninety days, senior management will evaluate the Company's position relative to leases, production, reserves and overseas opportunities. If it is determined that these areas are not in the long term best interests of the company, they will be liquidated or sold."

ABOUT AIRGATE TECHNOLOGIES
AirGATE Technologies, Inc. is an early-stage company specializing in radio frequency identification (RFID), wireless and intelligent, sensor technology. As a full-solution company, AirGATE Technologies handles business assessment, process and technology blending, solution architecture, technology selection, including proprietary AirGATE technology, and solution integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit www.AirGATEtech.com for more information.

ABOUT THE X-CHANGE CORPORATION
The X-Change Corporation is a company that was organized to seek merger or acquisition candidates. The Company intends to acquire interests in emerging opportunities that the Company believes will generate significant revenues and return a profit to shareholders. Please visit www.x-changecorp.com for further information.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward- looking statements are based on current expectations that are subject to significant risks and uncertainties that are difficult to predict, including statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects and future results. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of the X-Change Corporation that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.


For further information, please contact Michael P. McInerney 972-747-1206.

SOURCE X-Change Corporation